ASSIGNMENT OF CONTRACTUAL RIGHTS

This Assignment of Contractual Rights (this “Assignment”) is effective April 11, 2012 although it is being entered into the parties hereto on January 29, 2016. This Assignment is entered into between Optron Scientific Company, Inc., a California corporation doing business as Technical Associates with a mailing address for notice purposes of 7051 Eton Avenue in Canoga Park, California 91303 (collectively referred to herein as “Optron”), Overhoff Technology Corporation, an Ohio corporation, with a mailing address for notice purposes of 1160 U.S. Route 50 in Milford, Ohio, and wholly owned subsidiary of Optron (“Overhoff”), US Nuclear Corp., Inc., a dissolved Delaware corporation with a mailing address for notice purposes of 7051 Eton Avenue in Canoga Park, California 91303 (“US Nuclear”), US Nuclear Corp., a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission (the “SEC”) with a mailing address for notice purposes of 7051 Eton Avenue in Canoga Park, California 91303 (“US Nuclear Corp.”), and Robert I. Goldstein, an individual, and control person of Optron, Overhoff and US Nuclear, with a mailing address for notice purposes of 7051 Eton Avenue in Canoga Park, California 91303 (“Goldstein”)(collectively, the “Parties”).

WHEREAS, on April 12, 2012, the Parties, individually and/or collectively, entered into a Share Purchase Agreement (the “SPA”) with Richard Chiang, who at the time was the sole shareholder of Apex 3, Inc., a Delaware corporation that amended its Articles of Incorporation on May 4, 2012 changing the name of the corporation to US Nuclear Corp. The US Nuclear set forth in the SPA was dissolved prior to the consummation of the SPA in order for the name “US Nuclear Corp.” to be used as the successor to Apex 3, Inc., as set forth above.

WHEREAS, under the SPA, the Parties agreed that the purchaser of the shares was “US Nuclear Corp dba Technical Associates, Inc. and Overhoff Corp, and/or his assigns….”

WHEREAS, at the time of the execution of the SPA, US Nuclear, Overhoff and Optron intended to execute this Assignment assigning their respective rights to acquire the shares to Goldstein. Goldstein proceeded to purchase the shares under the SPA from Richard Chiang, but this Assignment was not executed.

WHEREAS, the Parties wish to memorialize their agreement to this Assignment, and in turn, authorize US Nuclear Corp. (not to be confused with US Nuclear) to make any and all necessary disclosures with the SEC.

NOW, THEREFORE, in consideration of the mutual covenants and Assignments hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consideration for Assignment. In consideration for the assignment of the rights of Optron, Overhoff and US Nuclear to Goldstein under the SPA, Goldstein had agreed to perform the respective duties and obligations of Optron, Overhoff and US Nuclear under the SPA. The Parties acknowledge that the consideration was sufficient and adequate, and performed by the Parties with no qualification or objection.

2. No Assumption of Liabilities. The Parties do not assume any liabilities of the other under such liability arose under the performance of the SPA, which Goldstein agreed to assume as part of his consideration for this Assignment.

3. Representations and Warranties. The Parties mutually represent and warrant as follows:

3.1 Capacity and Authority. Each party has the requisite power and authority to execute and deliver this Assignment and to perform their respective duties and obligations hereunder. The execution, delivery and performance of this Assignment has been duly authorized by all necessary action on the part of the respective parties, and constitutes a legal, valid and binding obligation of the Parties, enforceable against each party, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2 Violation of Law or Assignment. The execution, delivery and performance by each party of this Assignment, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation or breach of, or default under, any provision of the certificate of organization or articles of incorporation of any of the Parties, or other organizational documents of either party as the case may be.

3.3 Consents and Approvals. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, or other action required in connection with the execution, delivery and performance of this Assignment by either party have been obtained by that particular party.

3.4 Full Disclosure. No representation or warranty by either party in this Assignment contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.5 Survival. The representations, warranties and covenants of each of the parties shall survive during and after the full performance of the obligations under this Assignment. Each party may rely on such representations, warranties and covenants irrespective of any investigation made, or notice or knowledge held, by it or any other person.

4. Miscellaneous. The Parties agree to the following miscellaneous provisions:

4.1 Entire Agreement. This Assignment constitutes the full and entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

4.2 Severability. If one or more provisions of this Assignment are held to be unenforceable under applicable law, such provision shall be excluded from this Assignment and the balance of the Assignment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.3 Governing Law. This Assignment shall be governed by and construed under the laws of the State of California without regard to choice of law principles.

4.4 Tax Responsibilities. The Parties agree to be responsible for their own tax liabilities, if any, as a result of this Assignment.

4.5 Limitation of US Nuclear Corp. Agreement. US Nuclear Corp. was not a party to the SPA. US Nuclear Corp. has agreed that the execution of this Assignment is in its best interests; however, its limitation under this Assignment is simply approving the Assignment, and is not bound by any other duties or obligations as a result of this Assignment or the SPA.

4.6 Further Assurances. Each party shall, at the request of another party, at any time and from time to time following the execution of this Assignment, promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further action as each party may reasonably request to confirm or carry out the provisions and intent of this Assignment.

4.7 Counterparts; Facsimile. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Assignment may be transmitted by facsimile and signatures so transmitted will be deemed to be original signatures.

4.8 Conflict Disclosure and Waiver. Goldstein is the authorized control person for, and will be executing this Assignment on behalf of, Optron, Overhoff, US Nuclear and US Nuclear Corp., and he is executing this Assignment in his personal capacity as well. To the extent a conflict exists, such a conflict is waived since the interests of the Parties is aligned and this Assignment sets forth the intent of the Parties at the time of consummation of the SPA.

4.6 Construction and Conflict Disclosure. The Parties have participated jointly in the negotiation and drafting of this Assignment. If an ambiguity or question of intent or interpretation arises, this Assignment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Assignment. US Nuclear Corp. is represented in this Assignment by Anthony R. Paesano and Paesano Akkashian Apkarian, P.C., a Michigan professional corporation (“PAA”). Optron, Overhoff, US Nuclear and Goldstein represent and warrant that they have retained counsel separate from PAA in reviewing and approving this Assignment. The Parties acknowledge that PAA has advised all parties to seek independent legal counsel in connection with execution of this Assignment.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

US NUCLEAR CORP, a Delaware corporation

/s/ Gerald Entine

By: Gerald Entine

Its: Authorized Director

US NUCLEAR CORP, a dissolved Delaware corporation,

/s/ Robert I. Goldstein

By: Robert I. Goldstein

Its: Former Chief Executive Officer

OPTRON SCIENTIFIC COMPANY, INC., a California corporation

/s/ Robert I. Goldstein

By: Robert I. Goldstein

Its: Chief Executive Officer

OVERHOFF TECHNOLOGY CORPORATION, an Ohio corporation, by its sole shareholder,

OPTRON SCIENTIFIC COMPANY, INC., a California corporation

/s/ Robert I. Goldstein

By: Robert I. Goldstein

Its: Chief Executive Officer

/s/ Robert I. Goldstein

Robert I. Goldstein

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